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                                                                     EXHIBIT 8.1

                SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                             333 WEST WACKER DRIVE
                             CHICAGO, IL 60606-1285


                                                  June 13, 2002


CoreComm Holdco, Inc.
110 East 59th Street, 26th Floor
New York, New York 10022

     Re: Form S-4 Registration Statement of CoreComm Holdco, Inc.

Ladies and Gentlemen:

     We have acted as counsel to CoreComm Holdco, Inc., a Delaware corporation ("CoreComm Holdco"), in connection with the preparation and filing of the Registration Statement on Form S-4 (the "Registration Statement"), which includes the Prospectus of CoreComm Holdco (the "Prospectus"), regarding CoreComm Holdco's offers to exchange CoreComm Holdco common stock for all of the outstanding shares of CoreComm Limited, a Delaware corporation ("CoreComm Limited") and CoreComm Holdco common stock and cash for all of the outstanding 6% Convertible Subordinated Notes due 2006 of CoreComm Limited ("public notes").

     In connection with our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed that the exchange offer will be consummated in accordance with the Registration Statement and the Prospectus.

     For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.


     In rendering our opinion, we have relied upon factual statements and representations of officers and other representatives of CoreComm Holdco and CoreComm Limited and we have assumed that such factual statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions and assumptions in the discussion set forth under the heading "Material U.S. Federal Income Tax Consequences" in the Registration Statement.


     Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). No assurance can be given that the IRS could not successfully assert a position contrary to this opinion.


     Based upon and subject to the foregoing, the discussion set forth under the heading "Material U.S. Federal Income Tax Consequences" in the Registration Statement, Amendment No. 3 represents our opinions regarding the material United States federal income tax consequences applicable to a person that exchanges some or all of its shares of CoreComm Limited common stock solely for shares of CoreComm Holdco common stock and to a person that exchanges some or all of its public notes solely for CoreComm Holdco common stock and cash, pursuant to the exchange offers.

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CoreComm Holdco, Inc.

May 31, 2002


     Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or 1933, as amended, or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Skadden, Arps, Slate, Meagher &
                                          Flom (Illinois)

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